SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           July 27, 1999

                              Datapoint Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                       001-07636                  74-1605174
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

  7 rue d'Anjou 75008, Paris, France;
 8410 Datapoint Drive, San Antonio, TX                              78229-8500
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code   331-4007-3737; 210-593-7000

                     4 rue d'Aguesseau 75008, Paris, France
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On July 27, 1999, the registrant announced that its newly formed subsidiary, Corebyte Inc., had acquired the Corebyte(TM) communication and networking software product family. The registrant issued a press release on July 27, 1999 relating to such transaction, a copy of which is attached hereto as Exhibit 99. The acquisition was accomplished pursuant to an Asset Purchase Agreement, by and among the registrant, SF Digital, LLC and John Engstrom, dated as of July 27, 1999. The purchase price for the acquired assets is comprised as follows: (i) options to purchase up to one million shares of common stock of the registrant at an exercise price of $1.00 per share; (ii) options to purchase an additional one million shares of common stock of the registrant at an exercise price equal to 80% of the closing price per share of common stock of the registrant on July 27, 2000, the first anniversary of the acquisition, provided that Mr. Engstrom is still employed by the registrant on such date; (iii) up to twenty five percent of the common stock in Corbyte, Inc.; and (iv) $75,000 in cash as reimbursement for certain research and development expenses. All such consideration is to be held in escrow pending final resolution of Engstrom v. Futureshare.com, LLC, a litigation which is pending in the United States District Court for the Southern District of New York concerning the ownership status of the intellectual property which is the subject of the acquisition.

      Corebyte(TM) is an intelligent browser-based enterprise-to-enterprise networking system. With a single interface, and based upon beta testing of the system performed to date, the end-user directly accesses every application necessary to manage their enterprise from basic e-mail to advanced e-commerce. Users of Corebyte seamlessly share and exchange valuable information, selectively and securely, within their network community and across enterprises via the Internet. Based on the above, the following features are currently available with Corebyte:


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      o     Instant Virtual Private Network with simple and remote
            administration;

      o     E-mail;

      o     Calendar;

      o     Address book;

      o     Notepad;

      o     Enterprise-wide website editor;

      o     Slideshow;

      o     Intelligent instant messaging;

      o     Website bookmarks and links manager;

      o     Folder management and sharing;

      o     Unlimited color and style combinations (totally customizable)

      o     Advanced searching and sorting; and

      o     Automatic content update broadcast.

      Based upon its experience with the Corebyte technology to date, the registrant anticipates that users of Corebyte will be able, over time, to utilize Corebyte with the following features:

      o     Group task manager;

      o Ability to import, export and interchange data with popular applications;

      o     Context-sensitive Help System and Web-video training;

      o     Next-generation calendar, task and contact manager;

      o Next-generation folders and sharing, including nested folders, increased security and additional search features;

      o     Next-generation security using observation based methodology;


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      o     Next generation search with full text indexing;

      o     PDA and Contact Manager Data Exchange;

      o     Checkbook/Billing Manager;

      o     Direct marketing and Ad Manager Modules;

      o     E-commerce Module;

      o     Invoice Management Module;

      o     Inventory Management Module;

      o     Employee Resource and Planning Module;

      o     Database Management Module;

      o     Domain name Service Management Module;

      o Multilingual versions, including French, German, Italian, Portuguese, Spanish, Japanese, Chinese, Russian and Korean.

      o     Open data interchange using Allaire Cold Fusion Engines;

      o Enterprise-to-enterprise data transfers supporting any Corebyte data type;

      o Custom Corebyte web browser that supports virtual software technologies; and

      o A universal inbox (messaging) that integrates with CLEC technologies including voicemail, fax, wireless PDA's, broadband telephony, cable and wireless; and

      o Real-time financial portfolio that allows reconciliation of disparate accounts.

Item 7. Exhibits

(99) Press Release of Registrant


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Datapoint Corporation
                                            (Registrant)
Date:  August 3, 1999


                                            By: /s/ Phillip P. Krumb
                                               ---------------------------------
                                               Phillip P. Krumb
                                              (Acting Chief Accounting Officer)


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                                  EXHIBIT INDEX

(99) Press Release of Registrant